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                                  EXHIBIT 99.1

        2000 Employee Benefit and Consulting Services Compensation Plan
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                     BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                           2000 EMPLOYEE BENEFIT AND
                     CONSULTING SERVICES COMPENSATION PLAN

SECTION 1. INTRODUCTION

     1.1   Establishment.  Effective as provided in Section 17, BBJ
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Environmental Technologies, Inc., a Nevada corporation (the "Company"), hereby establishes a plan of long-term stock-based compensation incentives for selected Eligible Participants (defined below) of the Company and its Affiliated Corporations. Such a plan was adopted on November 16, 2000. The plan as stated herein and adopted by the Board of Directors on November 16, 2000, shall be known as the 2000 Employee Benefit and Consulting Services Compensation Plan (the "Plan").

     1.2   Purpose.  The purpose of the Plan is to promote the best interest of
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the Company, and its stockholders by providing a means of non-cash remuneration to selected Eligible Participants who contribute most to the operating progress and earning power of the Company.

SECTION 2. DEFINITIONS

     The following definitions shall be applicable to the terms used in the
Plan:

     2.1 "Affiliated Corporation" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

     2.1A  "Board" means Board of Directors of the Company.

     2.2 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     2.3 "Committee" means a committee designated by the Board of Directors to administer the Plan or, if no committee is so designated, the Board of Directors. Any Committee Member who is also an Eligible Participant may receive a grant if approved by a majority of the Board. The Board of Directors, in its sole discretion, may at any time remove any member of the Committee and appoint another Director to fill any vacancy on the Committee. All Committee Members must be directors of the Company.

     2.4 "Common Stock" means the Company's $.001 par value common stock or any recapitalized common stock of the Company. .

     2.5 "Company" means BBJ Environmental Technologies, Inc., a Nevada corporation and its subsidiaries.

     2.6 "Effective Date" means the effective date of the Plan, as set forth in Section 17 hereof.

     2.7 "Eligible Participant" or "Participant" means any employee, director, officer, consultant, or advisor of the Company who is determined (in accordance with the provisions of Section 4 hereof) to be eligible to receive stock and exercise stock options hereunder. However, a member of the Board or an Executive Officer of the Company may participate in the Plan and be an Eligible Participant if the grant is approved by a majority of the Board and not by a Committee thereof. Notwithstanding the foregoing, no consultant or advisor shall receive options unless such person is eligible to receive same under an employee benefit plan which would be filed under a Form S-8 Registration Statement.

     2.8 "Fair Market Value" means with respect to Common Stock, as of any date, the closing sales price of a share of Common Stock as reported on NASDAQ, the Bulletin Board or exchange on which the Company's Common Stock may be listed.
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     2.8A   "Modification" means any change in the terms of an option which would constitute a "modification" as defined in Section 424(h)(3) of the Internal Revenue Code of 1986 (without regard to section 424(h)(3)(B) contained therein), including, without limitation, such a modification to an option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for options under the Plan, materially change the administration of the Plan or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option shares under the Securities Act of 1933, as amended, shall not be deemed a Modification.

     2.8B  "NASD" means National Association of Securities Dealers, Inc.

     2.9 "Option" means the grant to an Eligible Participant of a right to acquire shares of Restricted Stock of the Company, unless said shares are duly registered, and thus freely tradeable, pursuant to a Grant of Option approved by the Committee and executed and delivered by the Company.

     2.10 "Plan" means this BBJ Environmental Technologies, Inc. 2000 Employee Benefit and Consulting Services Compensation Plan as stated and adopted on November 16, 2000.

     2.11 "Registered Stock" means shares of Common Stock of the Company underlying an Option which are freely tradeable by virtue of having been registered with the Securities and Exchange Commission under cover of Form S-8, or another appropriate registration statement, and which shares have been issued subject to the "blue sky" provisions of any appropriate state jurisdiction. Special resale restrictions may, however, apply to officers, directors, control shareholders and affiliates of the Company and such individuals or entities will be required to obtain an opinion of counsel as regards their ability to resell shares received pursuant to this Plan.

     2.12  "SEC" means Securities and Exchange Commission.

     2.13  The "1933 Act" means the Securities Act of 1933, as amended.

     2.14 "Stock" or "Restricted Stock" means shares of Common Stock of the Company issuable directly under the Plan or underlying the grant of the Option, which are, upon issuance, subject to the restrictions set forth in Section 11 hereof.

     Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION 3. ADOPTION OF THE PLAN

     A plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company was adopted by the Board on November 16, 2000, subject to stockholder approval within one year of the Effective Date (the "Plan"). The purchase price or exercise price of all Options granted under the Plan shall be granted at no less than the fair market value of the Common Stock at the date of grant and shall be paid at the time of exercise in cash, check or money order or other equivalent form of cash consideration acceptable to the Board or Committee. However, to the extent permitted by applicable law, the Option price may be paid within five business days of the delivery of the Common Stock if payment is guaranteed in writing by a member of the NASD acceptable to the Board or Committee thereof. All direct Stock grants of Common Stock shall be for services rendered to the Company by the Eligible Participant and may be subject to forfeiture and transferability restrictions as determined by the Board or Committee and in all cases, subject to compliance with the provisions of the 1933 Act and all applicable blue sky provisions. No shares of Common Stock shall be delivered under the Plan unless the Company withholds all applicable taxes or the Eligible Participant has paid the amount of the withholding to the Company.

SECTION 4. ADMINISTRATION OF THE PLAN

     The Board shall administer the Plan. The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan: to determine the Eligible Participants, the purchase price of
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the Common Stock covered by each Option, the persons to whom, and the time or times when, Options and/or Common Stock Awards shall be granted, and the number of shares to be subject to each Option and/or Common Stock Award; to determine the time or times during which Options may or must be exercised and the conditions for exercise; to determine the time or times and conditions under which Option and/or Common Stock Awards will vest and terminate; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions (and amendments thereof) of the respective Option and Stock grant agreements (which need not be identical), including such terms and provisions (and amendments thereof) as shall be required in the judgment of the Board to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board's determination on the foregoing matters shall be conclusive and binding on the Company and on all Optionees and their legal representatives. To the extent permitted by the By-Laws of the Company, the Board, by resolution, may delegate administration of the Plan to a committee composed of not less than three (3) members of the Board. If administration is delegated to a committee, the committee shall have the powers to administer the Plan theretofore possessed by the Board. The committee's powers shall be subject, however, to such resolutions as may from time to time be adopted by the Board in exercise of the Board's final power to determine questions of policy and expediency which arise in connection with the Plan. The Board at any time by resolution may abolish the committee, revest the administration of the Plan in the Board or grant options during the existence of the Committee.

SECTION 5. GRANT OF OPTION

     Subject to the terms and provisions of this Plan, the terms and conditions under which the Option may be granted to an Eligible Participant shall be set forth in a written agreement (e.g., a Consulting Agreement, Services Agreement, Fee Agreement, Employment Agreement, and the grant of an Option hereunder shall be in the form attached hereto as Exhibit A and made a part hereof and
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containing such modifications thereto and such other provisions as the Board or
Committee, in its sole discretion, may determine. Notwithstanding the foregoing provisions of this Section 5, each Grant of Option shall incorporate the provisions of this Plan by reference.

SECTION 6. TOTAL NUMBER OF SHARES OF COMMON STOCK

The total number of shares of Common Stock reserved for issuance by the Company either directly or underlying Options granted under this Plan from inception to date is 8,000,000, as adjusted pursuant to Section 15 herein. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and approved by stockholders of the Company within one year of the amendment of the Plan. Such Common Stock shall consists of authorized and unissued or reacquired Common Stock of the Company.

SECTION 7. PURCHASE OF SHARES OF COMMON STOCK

     7.1 As soon as practicable after the determination by Board or Committee of the Eligible Participants and the number of shares an Eligible Participant may be issued directly or granted pursuant to an Option, the Committee shall give notice in writing thereof to each Eligible Participant, which notice may be accompanied by the Grant of Option or Stock Grant Agreement, if appropriate, to be executed by such Eligible Participant. The terms shall be set forth or referred to in the Board Resolution authorizing the share issuance or Grant of Option. The terms and/or exercise price so set by the Board or Committee may vary from one Participant to another. Upon vesting of option, an Eligible Participant may exercise his right to an Option to purchase Common Stock by providing written notice as specified in the Grant of Option.

     7.2 The negotiated cost basis of stock issued directly or the exercise price for each option to purchase shares of Common Stock pursuant to paragraph
7.1 shall be as determined by the Board or Committee, it being understood that the price so determined by the Committee may vary from one Eligible Participant to another. In computing the negotiated direct issue price or the Option exercise price of a share of Common Stock, the Board or Committee shall take into consideration, among other factors, the restrictions set forth in Section 11 hereof.
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SECTION 8.DURATION OF OPTIONS AND EXERCISE OF OPTIONS

     8.1 The term of Options granted under the Plan shall be as fixed by the Board or Committee at the time of grant; provided, however, that the term of an Option shall not exceed 10 years from the date of grant. No Option may be exercised after expiration of such Option's term.

     8.2  Exercise of Options.
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     An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Board or Committee shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option. The purchase price of the shares shall be paid in full, as provided in Section 3 hereof, upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made. The Board or Committee shall have complete discretion to determine the termination provisions of all Options granted under the Plan. In the case of employees of the Company who are granted Options under the Plan (including officers of the Company who are also employees), unless the Board or Committee determines otherwise, all options granted to employees who cease to serve as employees of the Company or an Affiliated Corporation, for any reason whatsoever after the date of grant of the Option, whether voluntary, involuntary or by contract, shall immediately terminate with respect to all unvested options and with respect to any portion of the Grant of Option(s) that has vested and not been exercised, such vested and unexercised option(s) shall terminate no later than either: 1) thirty days after the date of cessation or termination of employee status, as determined in the sole discretion of the Company; or 2) such other date as set forth in a written agreement between the Optionee and the Company, but in no event later than the Expiration Date of the Option(s); and no rights hereunder may be exercised after said date. In the event of a Participant's death, unless the Board or Committee determines otherwise, a Participant's rights and interest in Stock Option awards shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Stock Options may be made by, the Participant's legal representatives, heirs or legatees up to the date of termination of the Option as granted by the Board or Committee.

     The foregoing paragraph shall not apply to any Grant of Option granted to a non-employee of the Company. Unless otherwise set forth in an agreement between the Optionee and the Company or in the resolutions of the Board or Committee approving the grant of this Option contained herein, any Grant of Option for services as a director, consultant or advisor to the Company, shall terminate immediately with respect to all unvested options in the event such person ceases to serve as a director, consultant or advisor to the Company and with respect to any portion of this Grant of Option that has vested and not been exercised, such vested and unexercised options shall continue in force and effect until the expiration date.

SECTION 9. DELIVERY OF SHARES OF COMMON STOCK UPON EXERCISE

The Company shall deliver to or on behalf of each Participant such number of shares of Common Stock as such Participant elects to purchase upon exercise of the Option. Such shares, which shall be fully paid and nonassessable upon the issuance thereof (unless a portion or all of the purchase price shall be paid on a deferred basis) shall be represented by a certificate or certificates registered in the name of the Participant and stamped with an appropriate legend referring to the restrictions thereon, if any, as may be set forth in the Grant of Option. Subject to the terms and provisions of the Nevada Business Corporation Act and the Grant of Option to which he is a party, a Participant shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect thereto (except to the extent such Participant defaults under the deferred purchase price for such shares), provided that such shares shall be subject to the restrictions hereinafter set forth.

SECTION 10. RIGHTS OF EMPLOYEES; PARTICIPANTS

     10.1   Employment.  Nothing contained in the Plan or in any Stock Option,
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Restricted Stock award or other Common Stock award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any
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separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Stock Option or other Common Stock award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

     10.2    Non-transferability.  No right or interest of any Participant in a
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Stock Option Grant shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. Unless otherwise determined by the Board or Committee, in the event of a Participant's death, a Participant's rights and interest in Stock Option awards shall be transferable by testamentary will or the laws of descent and distribution, and delivery of any shares of Common Stock under the Plan shall be made to, and exercise of any Stock Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Board or Committee a person entitled to exercise Options with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Board or Committee of such status.

SECTION 11. GENERAL RESTRICTIONS

     11.1   Restrictive Legend.  All shares of Common Stock issued or issuable
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under this plan, unless qualified as Registered Stock as defined in Section 2 hereinabove, shall be restricted, and certificates representing the shares shall bear the following restrictive legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or pledged in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act.

     11.2   Investment Representations.  The Company may require any person to
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whom a Stock Option, Restricted Stock award, or other Common Stock award is granted, as a condition of exercising such Stock Option, or receiving such Restricted Stock award, or other Common Stock award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Stock Option, Restricted Stock award, or other Common Stock award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     11.3   Compliance with Securities Laws.  Each Stock Option shall be subject
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to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

     11.4   Changes in Accounting Rules.  Notwithstanding any other provision of
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the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Stock Options, Restricted Stock awards or other Common Stock awards shall occur that, in the sole judgment of the Board or Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Board or Committee shall have the right and power to modify as necessary, or cancel, any then outstanding and unexercised Stock Options, any then outstanding Restricted Stock awards as to which the applicable employment restriction, if any, has not been satisfied and any other Common Stock awards where the Common Stock has not been issued.

SECTION 12. WITHHOLDING REQUIREMENT

     The Company's obligations to deliver shares of Common Stock upon the exercise of any Stock Option granted under the Plan or pursuant to any other Common Stock award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

SECTION 13. PLAN BINDING UPON ASSIGNS OR TRANSFEREES

     In the event that, at any time or from time to time, any Options to purchase shares of Common Stock are assigned or transferred to any party (other than the Company) pursuant to the provisions of Section 10.2 hereof, such party shall take such Options pursuant to all provisions and conditions of this Plan, and, as a condition precedent to the transfer of such Options, such party shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound by all provisions of this Plan.

SECTION 14. COSTS AND EXPENSES

     All costs and expenses with respect to the adoption, implementation, interpretation and administration of the Plan shall be borne by the Company.

SECTION 15. CHANGES IN CAPITAL STRUCTURE OF THE COMPANY

     The shares of Restricted Stock subject to the Plan and issuable upon exercise of the Option which are held by a Participant shall be appropriately adjusted by the Board of Directors, acting in good faith, for: (i) a stock split, subdivision or combination of any of the shares of capital stock of the Company; (ii) a dividend payable in shares of capital stock of the Company;
(iii) a reclassification of any shares of capital stock of the Company; or (iv) any other recapitalization of the Company.

     Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of shares of Common Stock of the Company subject to the Option would have been entitled.

     Upon the planned (i) dissolution or liquidation of the Company, (ii) merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or (iii) sale or other disposition of all or substantially all of the assets of the Company, any Option granted hereunder at the discretion of the Board of Directors by Resolution shall terminate, but the Option holder shall have the right for a period of 30 days after receipt of written notice, prior to any such event, to exercise his Option in whole or in part, but in no event after the day in which the Option would otherwise terminate.

     Adjustments under this Paragraph 15 shall be made by the Board, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive.

SECTION 16. PLAN AMENDMENT, MODIFICATION AND TERMINATION

     Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Options shall be granted thereunder after November 16, 2010 (i.e., 10 years from the adoption of this Plan). The Plan may be terminated earlier by the stockholders of the Company or by the Board. Modifications or other amendments to the Plan may be made by the stockholders of the Company or the Board; provided, however, that no amendment approved by the Board which shall constitute a Modification shall be effective unless approved by the stockholders of the Company within 12 months after the adoption of the Modification. No termination, Modification, or amendment of the Plan, may, without the consent of the optionee to whom any Option shall theretofore have been granted or the recipient of any outstanding Stock Award who has not received the Common Stock Certificate(s), adversely affect the rights of such security holder; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such security previously granted except pursuant to an express written agreement to such effect, executed by the Company and the optionee.

     Any Stock Option or other Common Stock award granted to a Participant prior to the date the Plan is amended, modified or terminated will remain in effect according to its terms unless otherwise agreed upon by the Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 11 or
Section 15. The termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his rights under a Stock Option, Restricted Stock Award or other Common Stock award previously granted to him. The Board or Committee may amend outstanding option agreements in a manner not inconsistent with the Plan.

SECTION 17. EFFECTIVE DATE OF THE PLAN

     17.1   Effective Date.  The Plan as stated herein is effective as of
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November 16, 2000.

     17.2   Duration of the Plan.  The Plan shall terminate at midnight on
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November 16, 2010 and may be terminated prior thereto by action of the Board of
Directors or stockholders; and no Stock Option, Restricted Stock Award or other Common Stock award shall be granted after such termination. Stock Options, Restricted Stock Awards and other Common Stock awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

SECTION 18. BURDEN AND BENEFIT

     The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant, his executives or administrators, heirs, and personal and legal representatives.

SECTION 19. FORFEITURE

     Unless otherwise determined by the Compensation Committee at the time of grant, any award of stock options will be immediately forfeited if the Compensation Committee finds (after full consideration of the facts presented on behalf of both the Company and the Eligible Participant) that the Eligible Participant breached his or her employment or service contract, if any, with the Company or has been engaged in disloyalty to the Company or has disclosed trade secrets or confidential information of the Company. In such event, the Eligible Participant will also forfeit all shares of Common Stock for which the Company has not yet delivered the share certificates (upon refund by the Company of the option price in the case of stock options).

     Executed as a sealed instrument as of the 16th day of November, 2000.


                              BBJ ENVIRONMENTAL TECHNOLOGIES, INC.


                              By:  /s/ Robert G. Baker
                                 ----------------------------------
                                  Robert G. Baker, Chairman
ATTEST:

/s/ Michael J. Gordon

Michael J. Gordon, Secretary
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                                   EXHIBIT A


                                    FORM OF
                        GRANT OF OPTION PURSUANT TO THE
                     BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
          EMPLOYEE BENEFIT AND CONSULTING SERVICES COMPENSATION PLAN

     BBJ Environmental Technologies, Inc., a Nevada corporation (the "Company"), hereby grants to ________________________________ ("Optionee") an option to purchase ____________ shares of common stock, $.001 par value (the "Shares") of the Company at the purchase price of $______ per share (the "Purchase Price"). This Grant of Option is exercisable in whole or in part, and upon payment in cash, check or money order, or other form of equivalent cash payment acceptable to the Company, to the offices of the Company at 6802 Citicorp Blvd., Suite 500, Tampa, Florida 33619.

     Unless otherwise set forth in an agreement between the Optionee and the Company or in the resolutions of the Board or Committee approving the grant of this Option contained herein, in the event that Optionee's employee status with the Company or an Affiliated Corporation as defined in the Plan, ceases or terminates for any reason whatsoever, whether voluntary, involuntary or by contract, this Grant of Option shall terminate immediately with respect to all unvested options and with respect to any portion of this Grant of Option that has vested and not been exercised, such vested and unexercised options shall terminate no later than either: 1) thirty days after the date of cessation or termination of employee status, as determined in the sole discretion of the Company; or 2) such other date as set forth in a written agreement between the Optionee and the Company, but in no event later than the Expiration Date of this Option as defined herein; and no rights hereunder may be exercised after said date.

     The foregoing paragraph shall not apply to any Grant of Option granted to a
non-employee of the Company.   Unless otherwise set forth in an agreement
between the Optionee and the Company or in the resolutions of the Board or Committee approving the grant of this Option contained herein, any Grant of Option for services as a director, consultant or advisor to the Company, shall terminate immediately with respect to all unvested options in the event such person ceases to serve as a director, consultant or advisor to the Company and with respect to any portion of this Grant of Option that has vested and not been exercised, such vested and unexercised options shall continue in force and effect until the expiration date.

     Subject to the preceding paragraph, this Grant of Option, or any portion thereof, may be exercised only to the extent vested per the attached schedule, and must be exercised by Optionee no later than ____________________________ (the "Expiration Date") by (i) notice in writing, sent by facsimile copy to the Company at its address set forth above; and (ii) payment of the Purchase Price pursuant to the terms of this Grant of Option and the Company"s Employee Benefit and Consulting Services Compensation Plan. The notice must refer to this Grant of Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor. Notice shall be deemed given on the date on which the notice is delivered to the Company by facsimile transmission bearing an authorized signature of Optionee.

     This Grant of Option shall be considered validly exercised once payment therefor has cleared the banking system and the Company has received written notice of such exercise.

     If Optionee fails to exercise this Grant of Option in accordance with this Agreement, then this Agreement shall terminate and have no force and effect, in which event Optionor and Optionee shall have no liability to each other with respect to this Grant of Option.

     This Grant of Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Grant of Option by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Grant of Option by such party. Such facsimile copies shall constitute enforceable original documents.

     The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of Florida, without regard to its rules concerning conflicts of laws, and any action brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall be brought only in a court of competent jurisdiction within the county of Hillsborough, Florida.

     The shares of Common Stock issued upon exercise of this Grant of Option (the "Underlying Shares") are subject to adjustment due to any changes in the capital structure of the Company as set forth in Section 15 of the Plan. Further, the Underlying Shares may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of until (i) the Underlying Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, or such other form as may be appropriate, in the discretion of the Company; or (ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements.

     This Grant of Option may not be assigned, transferred or hypothecated (except under the laws of descent and distribution) and any purported assignment, transfer or hypothecation shall be void ab initio and shall be of no force or effect.

     The Underlying Shares ___________________ [insert appropriate language:
"have" or "have not"] been registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-8. The grant of this Option is subject to the conditions contained above and in the Company's 2000 Employee Benefit and Consulting Services Compensation Plan, a copy of which is appended hereto. In the event of a conflict between this Option and the Plan, the Plan shall control.


     IN WITNESS WHEREOF, this Grant of Option has been executed effective as of ____________________, 200_.


                            BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

                            BY THE BOARD OF DIRECTORS
                            OR A SPECIAL COMMITTEE THEREOF


                            By:
                               ---------------------------------
                            By:
                               ---------------------------------
                            By:
                               ---------------------------------


OPTIONEE:

NOT FOR EXECUTION

Grant of Option pursuant to the BBJ Environmental Technologies, Inc. 2000 Employee Benefit and Consulting Services Compensation Plan

Optionee:                  __________________________

Options Granted:           __________________________

Purchase Price:            $_______________ per Share

Date of Grant:             __________________________

Exercise Period:           ___________ to ___________

Expiration Date:           __________________________

Vesting Schedule:   option on
                    # of shares           date vested (assuming continued
                    -----------           ----------- employee or consultant
                                                      status, etc.)

                    -----------           -----------

                    -----------           -----------

                    -----------           -----------

                    -----------           -----------

                    -----------           -----------

Vested Options Exercised to Date:                     (including this exercise)
                                          -----------
Balance of Vested Options to be Exercised:
                                          -----------

==============================================================================

                              NOTICE OF EXERCISE
                (TO BE SIGNED ONLY UPON EXERCISE OF THE OPTION)

TO:  BBJ Environmental Technologies, Inc. ("Optionor")

     The undersigned, the holder of the Grant of Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Grant of Option for, and to purchase thereunder, _________ shares of the Common Stock of BBJ Environmental Technologies, Inc., and herewith makes payment of _______________________ therefor. Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address of _________________________________________________________, and if
such shares shall not be all of the shares purchasable hereunder, represents that a new Subscription of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Grant of Option pursuant to the BBJ Environmental Technologies, Inc. Employee Benefit and Consulting Services Compensation Plan, be delivered to Optionor when and as appropriate.

                                   OPTIONEE:


Dated: _________________________        ________________________________________